United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

COHBAR, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

COHBAR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CohBar, Inc.:

The annual meeting of stockholders of CohBar, Inc. (the “Company,” “CohBar,” “we,” “us” or “our”) will be held on June 16, 2020, at 10:30 a.m. Pacific Time (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting of stockholders. You will not be able to attend the Annual Meeting in person. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit http://www.virtualshareholdermeeting.com/CWBR2020.

The Annual Meeting will be held for the following purposes:

1.	To elect a Board of Directors, consisting of eight (8) members, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the Audit Committee’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

3.	To approve an amendment to the Company’s amended and restated 2011 Equity Incentive Plan to increase the number of shares of the Company’s common stock available for grant and issuance thereunder by 4,000,000 shares;

4.	To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 180,000,000; and

5.	To consider and act upon any other matter which may properly come before the annual meeting or any adjournment thereof.

Only stockholders who held their shares at the close of business on April 24, 2020, the record date, are entitled to notice of and to vote during the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan to participate in the Annual Meeting, please complete, date, sign and return the enclosed proxy card, as promptly as possible in order to ensure your vote is counted at the Annual Meeting. Alternatively, you may vote over the telephone or on the Internet as further instructed in these materials. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. A prepaid, self-addressed envelope is enclosed for your convenience.

Important Notice Regarding the Proxy Materials for the Annual Meeting on June 16, 2020 at 10:30 a.m. Pacific Time is available at http://www.virtualshareholdermeeting.com/CWBR2020.

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

By	Order of the Board of Directors,

Jeffrey F. Biunno Secretary

Menlo Park, CA

, 2020

You are cordially invited to participate in the meeting. Whether or not you expect to participate in the meeting, please vote over the internet or by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card, as promptly as possible in order to ensure your representation at the meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote during the meeting if you participate the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

2020 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

COHBAR, INC.

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

PROXY STATEMENT

The Board of Directors of CohBar, Inc. has made these proxy materials available to you on the Internet and has delivered these proxy materials to you in connection with the solicitation of proxies by the Company for use at the 2020 Annual Meeting. The Annual Meeting will be a virtual meeting, conducted via live webcast on the Internet at http://www.virtualshareholdermeeting.com/CWBR2020 on Tuesday, June 16, 2020, at 10:30 a.m. Pacific Time, or at any adjournment or postponement thereof, for the purposes stated herein.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed form of proxy because our Board of Directors (sometimes referred to as the “Board”) is soliciting your proxy to vote at the 2020 Annual Meeting (sometimes referred to as the “Annual Meeting”) to vote on the proposals described in this proxy statement. However, you do not need to participate in the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail these proxy materials on or about April 24, 2020.

Participating in the Annual Meeting

We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to participate in the Annual Meeting online is provided below:

●	Any stockholder may listen to the Annual Meeting and participate live via webcast at http://www.virtualshareholdermeeting.com/CWBR2020. The webcast will begin at 10:30 a.m. Pacific Time on June 16, 2020.

●	Stockholders may vote and submit questions during the Annual Meeting via live webcast.

●	To enter the meeting, please have your 16-digit control number which is available on your proxy card. If you do not have your 16-digit control number, you will be able to listen to the meeting only, you will not be able to vote or submit questions during the meeting.

●	Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/CWBR2020.

Voting Rights and Outstanding Shares

Only stockholders of record as of the close of business on April 24, 2020, the record date, are entitled to notice of and to vote at the Annual Meeting. On the record date,         shares of our common stock were issued, outstanding and entitled to vote. Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. We do not have cumulative voting rights for the election of directors. We will have a quorum to conduct the business of the Annual Meeting if the holders of one third of the outstanding shares of our common stock entitled to vote are present themselves or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

Can I attend the Annual Meeting in person?

We will be hosting the Annual Meeting via live webcast on the Internet. You will not be able to attend the Annual Meeting in person. The webcast will start at 10:30 a.m. Pacific Time, on June 16, 2020. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at http://www.virtualshareholdermeeting.com/CWBR2020.

What do I need in order to be able to participate in the Annual Meeting online?

You will need the 16-digit control number included on your proxy card in order to be able to vote your shares or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/CWBR2020. If you do not have your 16-digit control number, you will be able to listen to the meeting only, you will not be able to vote or submit questions during the meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 24, 2020, will be entitled to vote at the Annual Meeting. On the record date, there were        shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 24, 2020, your shares were registered directly in your name with our transfer agent, AST Trust Company (Canada) (“AST”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to participate in the Annual Meeting online, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 24, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

1.	The election of the Board of Directors, consisting of eight (8) members, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	The ratification of the Audit Committee’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

3.	The approval of an amendment to the Company’s amended and restated 2011 Equity Incentive Plan to increase the number of shares of the Company’s common stock available for grant and issuance thereunder by 4,000,000 shares (the “Plan Amendment”);

4.	The approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 180,000,000 (the “Authorized Share Increase”); and

5.	To consider and act upon any other matter which may properly come before the annual meeting or any adjournment thereof.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify. For approval of the ratification of the appointment of Marcum LLP as our independent registered public accounting firm, the Plan Amendment and the Authorized Share Increase you may vote “For” or “Against” or you may abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy using the enclosed proxy card. Alternatively, you may vote by proxy either by telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.

●	To vote by telephone, dial toll-free 1-800-690-6903 using a telephone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 10, 2020, to be counted.

●	To vote on the Internet, go to www.proxyvote.com and follow the instructions to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 10, 2020, to be counted.

●	To vote using the proxy card, simply complete, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●	To vote during the Annual Meeting, follow the instructions posted at http://www.virtualshareholdermeeting.com/CWBR2020.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to your respective broker or nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 24, 2020.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal No. 1, the election of all nominees for Director, “For” Proposal No. 2, to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, “For” Proposal No. 3, to approve the Plan Amendment, and “For” Proposal No. 4, to approve the Authorized Share Increase. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock, will be borne by us. Our Directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card in the proxy materials to ensure that all of your shares are voted.

What does it mean if multiple members of my household are stockholders, but we only received one set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders, unless an affected stockholder has provided contrary instructions. This practice, known as “householding,” helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment.

Once you have elected householding of your communications, householding will continue until you are notified otherwise or until you revoke your consent, which may be done at any time by contacting your bank or broker, or, if you are a registered holder, by contacting the corporate Secretary. Additionally, upon request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. To receive a separate copy of the proxy materials, you may reach our Secretary by writing to CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the Internet.

●	You may send a timely written notice that you are revoking your proxy to our Secretary at 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025. To be timely, a written notice revoking your proxy must be received by June 16, 2020.

●	You may vote during the Annual Meeting, which will be hosted via the Internet.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for the 2021 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 19, 2021, to the attention of our Secretary at CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission (“SEC’) in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you wish to submit a proposal (including a director nomination) at the 2021 Annual Meeting of Stockholders that is not to be otherwise included in next year’s proxy materials, your written request must be received by our Secretary between February 19, 2021 and March 21, 2021. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What happens when an entity holds my shares?

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), that nominee will provide you with a voting instruction form. Please follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of various national and regional securities exchanges, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Approval of an increase in authorized shares, ratification of the appointment of auditors and adjournment of the meeting are considered “routine” matters. Accordingly, your broker or nominee may not vote your shares on the election of the nominees for director or approval of the Plan Amendment without your instructions, but may vote your shares on the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and the Authorized Share Increase without your instructions. On non-routine items for which you do not give instructions to your broker, bank or other agent, which include the election of directors and the approval of the Plan Amendment, the shares will be treated as “broker non-votes.”

How many votes are needed to approve each proposal?

●	The eight 8 nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Abstentions and broker non-votes will be counted for quorum purposes, but will not be considered votes cast and will not affect the outcome.

●	The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, will be approved if a majority of votes cast by holders of shares present at the Annual Meeting or represented by proxy and entitled to vote are voted “For” the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. No broker non-votes are expected to exist with respect to his proposal.

●	The approval of the Plan Amendment must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

●	The approval of the Authorized Share Increase must receive “For” votes from the holders of the majority of the outstanding shares of our common stock. If you “Abstain” from voting, it will have the same effect as an “Against” vote. No broker non-votes are expected to exist with respect to his proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding one-third of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the record date, there were       shares outstanding and entitled to vote. Thus, the holders of at least       shares must be present or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting may be adjourned to a later date.

How will the proxies vote on any other business brought up at the meeting?

By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the meeting. We do not know of any other business to be considered at the meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The proxy statement and annual report to stockholders are available at http://www.virtualshareholdermeeting.com/CWBR2020.

How can I communicate with CohBar’s Board of Directors?

Stockholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors, all independent directors or specified individual directors to: CohBar, Inc., c/o Corporate Secretary at 1455 Adams Drive, Menlo Park, California 94025. All communications will be compiled by the Secretary and submitted to the Board of Directors or the specified directors on a periodic basis.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

According to our Bylaws, our Board shall be comprised of such number of directors, not less than one (1), as may be established by the Board from time to time. The Board has fixed the authorized number of our directors at eight (8). After years of service, John Amatruda and Philippe Calais are not standing for reelection.

At our annual meeting, our stockholders will elect a board consisting of eight (8) directors to serve until our 2021 annual meeting or until their respective successors are elected and qualified. Our Board has nominated the individuals listed below to serve on our Board. All of the nominees are currently members of our Board. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, our Board may provide for a lesser number of directors or designate a substitute. If our Board designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than eight (8) nominees.

Our Board unanimously recommends that you vote FOR each of the following nominees for election as director:

Jon L. Stern, 65, served in senior strategic roles with our Company from August 2012 until he was named our chief executive officer in October 2013. He was also appointed to our board of directors in May 2014. In March 2016, Mr. Stern assumed the role of chief operating officer. From 2009 to 2011, Mr. Stern was an active investor in information technology, media and real estate projects and companies. From 2006 to 2008, Mr. Stern served as executive vice president of Integrated China Media, a Guangzhou, China-based provider of digital entertainment content. From 2003 to 2008, Mr. Stern was a partner in Pacific Arts Group, a publisher of Chinese Contemporary Fine Art. Mr. Stern founded Digital Sparx in 1999, a distributor of digital entertainment content to movie-goers and served as president and chief executive officer of that company until 2002. In 1986 Mr. Stern founded Cine Coasters, Inc., a developer of sports stadium and movie theatre products, and served as its chief executive officer until its sale to a division of Liberty Media in 1998. Mr. Stern holds an MBA from the Marshall School of Business at the University of Southern California and a B.S. in Business Administration from The University of California, Berkeley. Our board of directors believes that Mr. Stern’s substantial experience as an entrepreneur and senior executive of growth stage companies as well as established businesses and his familiarity as an executive officer of our Company with the day-to-day operations of our business make him a valuable contributor to our board of directors.

Albion J. Fitzgerald, 71, has served as a member of our board of directors since May 2014 and was appointed as chairman in July 2014. Mr. Fitzgerald previously served as chief executive officer and chairman of the board of directors of ManageIQ, Inc., a provider of global cloud IT systems management solutions. Mr. Fitzgerald was appointed as a director of ManageIQ in 2007, and served as strategic consultant to the Company from 2007 until April 2012, and as chief executive officer and chairman of the board of directors from April 2012 until its acquisition by Red Hat, Inc. in December 2012. In 1992 Mr. Fitzgerald co-founded Novadigm, Inc. (NASDAQ: NVDM), an international provider of IT systems management solutions to Fortune 500 companies and government agencies with customers in 26 countries, where he invented a cybernetic genome translated from biological models for the autonomic management of global-scale IT networks. He served as its chairman and chief technology officer from 1992 and chief executive officer from 1995 until its acquisition by Hewlett Packard in 2004. Prior to Novadigm, Mr. Fitzgerald founded and served as chief executive officer of Telemetrix, Inc., a provider of enterprise IT systems and network management solutions to Fortune 500 companies. From 1980 to 1989, Mr. Fitzgerald was a strategic technology consultant to New York University responsible for architecting, building and managing the university’s computer center and campus-wide multi-media network. Mr. Fitzgerald began his technology career at IBM in 1966. Our board of directors believes that Mr. Fitzgerald’s extensive experience in founding, funding and building emerging technology companies, the depth of his technology and business expertise, and his relevant experience as a director and officer of a publicly-traded enterprise software company make him a valuable contributor to our board of directors.

Dr. Nir Barzilai, 64, co-founded our Company in 2007 and has served as a member of our board of directors since our conversion to a Delaware corporation in 2009. Dr. Barzilai is the director of the Institute for Aging Research at the Albert Einstein College of Medicine of Yeshiva University, where he also holds the Ingeborg and Ira Leon Rennert Chair of Aging Research, is a professor in the Departments of Medicine and Genetics and a member of the Diabetes Research Center. Dr. Barzilai is also director of the Paul F. Glenn Center for the Biology of Human Aging Research and of the National Institutes of Health’s (NIH) Nathan Shock Centers of Excellence in the Basic Biology of Aging. Dr. Barzilai has received numerous awards, including the Beeson Fellow for Aging Research, the Ellison Medical Foundation Senior Scholar in Aging Award, the Paul F. Glenn Foundation Award, the NIA Nathan Shock Award, the 2010 Irving S. Wright Award of Distinction in Aging Research and the AFAR Wright Award. Dr. Barzilai’s leadership in gerontology research and his experience overseeing numerous research programs related to diseases of aging and mitochondrial biology makes him an important contributor to our board of directors.

Dr. Pinchas Cohen, 62, co-founded our Company in 2007 and has served as a member of our board of directors since our conversion to a Delaware corporation in 2009. He served as our President from 2009 until 2013. Since April 2012, Dr. Cohen has served as dean of the Davis School of Gerontology at the University of Southern California. He holds the William and Sylvia Kugel Dean’s Chair in Gerontology and acts as executive director of the Ethel Percy Andrus Gerontology Center. Dr. Cohen was affiliated with the University of California, Los Angeles School of Medicine, where he was a member of the faculty until 2012. At the UCLA Mattel Children’s Hospital Dr. Cohen served as director of endocrine/diabetes research and training (from 1999 until 2012), chief of endocrinology and diabetes (from 2001 until 2012) and as vice chair of research (from 2011 until 2012). Dr. Cohen was also co-director of the UCSD-UCLA Diabetes and Endocrinology Research Center from 2007 until 2012. Dr. Cohen has received several awards for his work in the field of aging and the discovery of mitochondrial-derived peptides, including a National Institute of Aging EUREKA Award, the National Institutes of Health Director’s Transformative Research Award and the Glenn Award for Research in Biological Mechanisms of Aging and the AFAR Wright Award. He serves on the boards of several professional journals and societies, including the American Federation for Aging Research and the Growth Hormone Research Society. Our board of directors believes that Dr. Cohen’s leadership in gerontology research and his experience overseeing numerous research programs related to diseases of aging and mitochondrial biology makes him an important contributor to our board of directors.

Dr. Phyllis Gardner, 69, joined our Board in February 2019. Dr. Gardner has over 35 years of experience in the medical industry and academia. Dr. Gardner is currently a tenured professor at the School of Medicine at Stanford University, where she has served in various positions since 1984, and is a member of the board of directors of the Harvard Medical School of Fellows and Advisory Council on Education. Dr. Gardner has served as a director of Revance Therapeutics, Inc. (NASDAQ: RVNC), a biotechnology company, since December 2008, and previously served on the board of directors of Corium International, Inc., a biopharmaceutical company formerly listed on NASDAQ, from November 2007 to November 2018. From September 2014 to September 2015, Dr. Gardner served as a director of Parnell Pharmaceuticals Holdings Ltd. (OTCMKTS: PARNF). From 1999 to 2014, Dr. Gardner served as an adjunct partner, then partner at Essex Woodlands Health Ventures, a healthcare growth equity and venture capital firm. She also served as an independent director of various biopharmaceutical companies from 1998 to 2005. From 1994 to 1998, Dr. Gardner served as strategist and then vice president of research and head of the technology institute of Alza Corporation. Dr. Gardner’s research has centered on cardiac arrhythmias, ion channel biophysiology, cell biology, cystic fibrosis pathogenesis, gene therapy and diagnosis, and her clinical work has concentrated on medicine and cardiology. Dr. Gardner received her bachelor’s degree in biology from the University of Illinois and her M.D. from Harvard Medical School. Dr. Gardner’s industry and private equity experience, together with her experience serving on other healthcare companies’ boards, make her an important contributor to our Board.

Steven Engle, 65, joined CohBar as Chief Executive Officer in May 2019 and was appointed to our Board in July 2019. From September 2011 until May 2019, he served as the Chief Executive Officer of Averigon Consulting, an advisory firm providing business development, fundraising, operational and consultancy services to life science companies. From August 2007 to August 2011, Mr. Engle was Chairman, Chief Executive Officer and President of XOMA Corporation (NASDAQ: XOMA), a publicly-traded biotechnology company. Previously, he held multiple executive management roles at La Jolla Pharmaceutical Company (NASDAQ: LJPC), a publicly-traded biotechnology company, including serving as Chairman and Chief Executive Officer from 1997 to 2006, President and Chief Executive Officer from 1995 to 1997, and Executive Vice President and Chief Operating Officer from 1993 to 1994. Mr. Engle currently serves as Chairman of the board of directors of Prescient Therapeutics (ASX: PTX), and as a member of the board of directors at various private companies. Mr. Engle received his B.S. in Electrical Engineering and his M.S. in Electrical Engineering from the University of Texas, Austin. Mr. Engle’s industry experience, together with his experience serving on other companies’ boards, make him an important contributor to our Board.

David Greenwood, 68, joined our Board in April 2019. Mr. Greenwood served on the board of directors of Corium International, Inc. (“Corium”), a commercial biopharmaceutical company, from December 2010 to November 2018. He also served as chairman of Corium’s board of directors from December 2014 to November 2018, as the executive chairman of its board of directors from June 2012 to December 2014.  He is the former president, chief executive officer, chief financial officer and director of Geron Corporation, a biotechnology company in the fields of regenerative medicine and cancer, where he worked from 1995 until December 2011. He was previously chairman of the board of directors of Geron’s wholly-owned subsidiary, Geron Bio-Med Limited, chairman of the board of directors of Geron’s majority-owned subsidiary, TA Therapeutics, Ltd., and on the board of directors of ViaGen, Inc., Clone International and Parnell Pharmaceuticals Holdings Ltd. He also served on the Board of Regents for Pacific Lutheran University. From 1979 to 1995, Mr. Greenwood held various positions with J.P. Morgan Chase & Co., an international banking firm. Mr. Greenwood received his bachelor’s degree from Pacific Lutheran University and his M.B.A. from Harvard Business School.  Our Board believes that Mr. Greenwood’s financial and business expertise in the biopharmaceutical industry qualify him to serve as a member of our Board.

Misha Petkevich, 71, joined our Board in October 2019. Mr. Petkevich has more than 30 years of financial and investment experience in biotechnology and investment banking. Since 2015, Mr. Petkevich has been the Chief Investment Officer of V2M Capital, an investment firm funding life science companies. He currently serves on the board of directors of HingeBio, Inc., a biotechnology company developing bispecific and multispecific antibodies.  In 2005, he co-founded BladeRock Capital, LLC, an investment firm specializing in life science companies. Prior to founding BladeRock Capital, Mr. Petkevich founded The Petkevich Group, a biotechnology advisory firm, where he was Chairman and Chief Executive Officer from 1998 to 2005. Between 1989 and 1998, Mr. Petkevich served as Managing Director, as well as Head of Healthcare and Investment Banking at Robertson Stephens & Co.  Mr. Petkevich began his career at Hambrecht & Quist, an investment bank, where he served as a Principal, Head of Healthcare Banking and as a biotechnology analyst covering Genentech, Chiron and others. Mr. Petkevich received his bachelor’s degree from Harvard University and his DPhil from the University of Oxford. Mr. Petkevich’s industry, investment and financial advisory experience make him an important contributor to our Board.

No family relationships exist among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of CohBar.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Our Board oversees our overall performance on behalf of our stockholders. Members of our Board stay informed of our business through discussions with our Chief Executive Officer (“CEO”) and other members of our executive team, by reviewing materials provided to them, and by participating in regularly scheduled Board and committee meetings.

Corporate Governance

Our Board is elected by our stockholders to govern the Company’s business and affairs. Our Board selects our senior management team, which is charged with conducting our business. Having selected our senior management team, our Board acts as an advisor to senior management, monitors their performance, and provides input on the Company’s strategies, financial objectives and operating plans.

Our Board has determined that each of our current non-employee directors qualify as an “independent director” under the applicable rules of the SEC and the Nasdaq Capital Market, and that each such person is free of any relationship that would interfere with the individual exercise of independent judgment.

Our Board is responsible for the orientation and education of new members of the Board and all new directors are provided with copies of our policies. Prior to joining the Board, each new director will meet with our Chairman and CEO. Our Chairman and CEO are responsible for outlining our business and prospects, both positive and negative, with a view to ensuring that the new director is properly informed to commence his or her duties as a director. Each new director is also given the opportunity to meet with our auditors and counsel. As part of its annual self-assessment process, our Board determines whether any additional education and training is required for Board members. Currently, our Governance and Nominating Committee is responsible for annually evaluating and reporting to our Board on the performance and effectiveness of the Board as a whole and its committees.

Our Board met five times in 2019, and all of our directors attended the meetings. All directors also attended our 2019 annual meeting of stockholders. In addition, our Board maintained oversight of the Company’s business and operations through frequent review, consideration and discussion of matters affecting the Company outside of formal board meetings and acted by unanimous written consent to approve corporate actions on several occasions during 2019. Currently, we do not have a policy requiring our Board members’ attendance at the annual meetings of our stockholders.

Committees of the Board

Our Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Governance and Nominating Committee and a Scientific Committee. Each committee is governed by a written charter that may be amended by our Board at any time. The full text of each committee charter is available on our website located at www.cohbar.com or in print to any interested party who requests it. Requests should be sent to the Company Secretary at the address provided on page 1 of this proxy statement.

The Audit Committee

Our Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of David Greenwood, Albion J. Fitzgerald, and Misha Petkevich. Mr. Greenwood currently serves as the chairperson of the Audit Committee.

Our Board evaluated the independence and qualification of our current directors to serve on our Audit Committee based on applicable rules of the SEC and the Nasdaq Capital Market, and determined that Messrs. Greenwood, Fitzgerald, and Petkevich are each independent as defined by the standards applicable to audit committee members. Our board of directors has also determined that each of the committee members meets the requirements of financial literacy under SEC rules and the requirements of the Nasdaq Capital Market, and that Mr. Greenwood meets the requirements for designation as an “audit committee financial expert,” as defined under SEC rules.

Each member of our Audit Committee has experience and/or an educational background that is relevant to the performance of his duties as an Audit Committee member. Mr. Fitzgerald has gained experience relevant to performance of his Audit Committee duties in high level executive roles, including service as director and chief executive officer of both private and publicly-traded enterprise software companies. Mr. Petkevich has experience relevant to his role on the audit committee based on his service on the board of directors of a number of biotechnology companies and his career as a pharmaceutical executive.

In fulfilling the duties outlined in its charter, the Audit Committee, among other things, is responsible for:

●	selecting and hiring our independent registered public accountants, and approving the audit and non-audit services to be performed by such firm;

●	evaluating the qualifications, performance and independence of our independent registered public accountants;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●	reviewing the adequacy and effectiveness of our internal control policies and procedures;

●	discussing the scope and results of the audit and interim reviews as well as operating results with management and the independent registered public accountants;

●	preparing the audit committee report that the SEC requires in our annual proxy statement; and

●	reviewing the fees paid by us to our independent registered public accountants in respect of audit and non-audit services on an annual basis.

Our Audit Committee met six times during 2019, and all of the then-serving members of the Audit Committee attended each of those meetings. A copy of the full text of the Audit Committee Charter can be found on our website at www.cohbar.com.

The Compensation Committee

Our Compensation Committee is currently comprised of three independent directors, Mr. Fitzgerald, Mr. Greenwood and Dr. Cohen. Mr. Fitzgerald currently serves as the chairperson of the Compensation Committee. In fulfilling the duties outlined in its charter, the Compensation Committee, among other things, is responsible for:

●	reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensations or arrangements;

●	reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

●	preparing the compensation committee report as may be required by the SEC to be included in our annual proxy statement; and

●	administering, reviewing and making recommendations with respect to our equity compensation plans.

Our Compensation Committee met three times during 2019, and all of the then-serving members attended the meeting. A copy of the full text of the Compensation Committee Charter can be found on our website at www.cohbar.com.

The Governance and Nominating Committee

Our Governance and Nominating Committee is currently comprised of three independent directors, Mr. Fitzgerald, Dr. Barzilai and Dr. Gardner. Dr. Gardner currently serves as the chairperson of the Governance and Nominating Committee. In fulfilling the duties outlined in its charter, the Governance and Nominating Committee, among other things, is responsible for:

●	assisting our board of directors in identifying, interviewing and recruiting prospective director nominees;

●	recommending director nominees;

●	establishing and reviewing on an annual basis a process for identifying and evaluating nominees for our board of directors;

●	annually evaluating and reporting to our board of directors on the performance and effectiveness of the board of directors;

●	recommending members for each board committee of our board of directors; and

●	annually presenting a list of individuals recommended for nomination for election to our board of directors at the annual meeting of our stockholders.

The Governance and Nominating Committee will consider recommendations for directorships submitted by stockholders. Stockholders who wish the Governance and Nominating Committee to consider their directorship recommendations should submit their recommendations in writing to CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025, Attn: Chairman of Governance and Nominating Committee. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration given to nominations made by the Governance and Nominating Committee.

Nominees may be suggested by directors, members of management, stockholders or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the Board, the Governance and Nominating Committee considers a candidate’s quality of experience, the needs of the Company and the range of talent and experience represented on its Board. In evaluating particular candidates, the committee will review the nominee’s personal and professional integrity, judgment, experience, and ability to serve the long-term interest of the stockholders. The committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities. The committee considers matters of diversity, including gender, race and national origin, education, professional experience and differences in viewpoints and skills. While the Governance and Nominating Committee does not have a formal policy with respect to diversity, both the Board and the committee believe that it is essential that Board members represent a diverse range of experience, expertise and viewpoints.

Our Governance and Nominating Committee met two times during 2019.

A full copy of the Governance and Nominating Committee Charter can be found on our website at www.cohbar.com.

Communication with Directors

All stockholders may send correspondence to our Board or to any individual director at the following address: CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA, 94025.

Historically, we have not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board of Directors has been excellent. Nevertheless, the Governance and Nominating Committee will consider from time to time the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to our website.

Your communications should indicate that you are a stockholder of CohBar. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

Code of Ethics and Business Conduct

The board of directors encourages and promotes a culture of ethical business conduct through communication and supervision as part of their overall stewardship responsibility. Our board of directors adopted a code of ethics and business conduct applicable to all of our employees, including our executive officers and directors, and those employees responsible for financial reporting. Our code of ethics and business conduct establishes procedures that allow our directors, officers and employees to confidentially submit their concerns regarding questionable ethical, moral, accounting or auditing matters, without fear of retaliation. The code of business conduct and ethics is available on our website at www.cohbar.com. We expect that, to the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on our website and in mandatory filings.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written policy stating that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of the independent members of our board of directors. Under this policy, any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and pursuant to which such person would have a direct or indirect interest must first be presented to the independent members of our board of directors for review, consideration and approval. In approving or rejecting any such proposal, the independent members of our board of directors are to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Certain Relationships and Transactions with Related Persons

In addition to the compensation arrangements discussed below in the sections entitled “Employment Agreements”, the following is a description of each transaction since January 1, 2019 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets as of the fiscal years ended December 31, 2019 and 2018; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals had or will have a direct or indirect material interest.

Indemnification Agreements

Our Third Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors, and our Amended and Restated Bylaws, as amended, provide that we will indemnify each of our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted under Delaware law. In addition, we have entered into an indemnification agreement with each of our directors and our executive officers.

Anti-Pledging and Anti-Hedging Policies

Our directors and executive officers may not pledge CohBar stock as collateral. We also prohibit all directors and executive officers from purchasing any instrument designed to offset a decrease in the value of CohBar stock owned by the person, regardless of how the person acquired his or her CohBar stock.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management team, our Board is responsible for overall supervision of risk management efforts as they relate to the key business risks we face. Management identifies, assesses, and manages the risks most critical to our operations and routinely advises our Board regarding those matters. Areas of material risk may include operational, financial, legal and regulatory, human capital, information technology and cybersecurity, natural disasters and pandemics and strategic and reputational risks. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Governance and Nominating Committee monitors the effectiveness of our corporate governance policies, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Board’s role in risk oversight is consistent with our leadership structure, with senior management having responsibility for assessing and managing risk exposure, and our Board and its committees providing oversight as necessary in connection with those efforts.

Board Leadership Structure

Our Board of Directors has flexibility to determine whether the offices of the Chairperson of the Board and Chief Executive Officer should be separate. The Board of Directors, in consultation with our Governance and Nominating Committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership for the Company. Our Governance and Nominating Committee will periodically consider the Board’s leadership structure and make recommendations to change the structure as it deems appropriate. Currently, Mr. Fitzgerald serves as Chairman of the Board. The Board of Directors believes that this leadership structure, with Mr. Fitzgerald serving as the Chairman and Mr. Engle serving as Chief Executive Officer, is appropriate at this time because it enables the Board, as a whole, to engage in oversight of management, promote communication and collaboration between management and the Board, and oversee governance matters, while allowing our Chief Executive Officer to focus on his primary responsibility, the operational leadership and strategic direction of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock. Based solely on a review of copies of such forms furnished to us and written representations from our executive officers, directors and 10% stockholders, we believe that all Section 16(a) filing requirements applicable to CohBar were timely made with respect to the fiscal year ended December 31, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 13, 2020, the most recent practicable date for computing beneficial ownership, by:

●	each of our named executive officers;

●	each of our directors;

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; and

●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Applicable percentage ownership is based on 48,789,346 shares of our common stock issued and outstanding as of April 13, 2020. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options and warrants held by such persons that are currently exercisable or convertible or will be exercisable or convertible within 60 days of April 13, 2020. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Pinchas Cohen	5,449,703	12.63%
Nir Barzilai(2)	5,078,516	11.77%
Jon L. Stern(3)	2,081,802	4.66%
Jeffrey F. Biunno(4)	400,835	*
Albion Fitzgerald(5)	2,721,334	6.19%
Kenneth C. Cundy(6)	1,359,583	3.06%
John Amatruda(7)	1,067,968	2.47%
Philippe Calais(8)	221,000	*
Phyllis Gardner(9)	66,667	*
David Greenwood(10)	54,167	*
Steven Engle(11)	375,000	*
Misha Petkevich(12)	33,333	*
Directors and executive officers as a group (12 people)	18,909,908	39.35%

(1)	The address for each director and executive officer is c/o CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025.

(2)	Shares beneficially owned includes 17,000 shares of common stock subject to currently exercisable warrants.

(3)	Shares beneficially owned includes: (i) 603,245 shares of common stock subject to stock options exercisable within 60 days of April 13, 2020, (ii) 892,075 shares of common stock subject to currently exercisable warrants, and (iii) 20,500 shares of common stock held in an account of Mr. Stern’s daughter, who is financially dependent. Mr. Stern’s daughter has sole voting and investment power over the shares of common stock held in her account.

(4)	Shares beneficially owned includes (i) 388,335 shares of common stock subject to stock options exercisable within 60 days of April 13, 2020, (ii) 1,500 shares of common stock subject to currently exercisable warrants, and (iii) 1,000 shares of common stock held in an account of Mr. Biunno’s daughter. Mr. Biunno’s daughter has shared voting and investment power over the shares of common stock held in her account.

(5)	Shares beneficially owned includes (i) 241,667 shares of common stock subject to currently exercisable warrants, (ii) 550,000 shares of common stock subject to stock options exercisable within 60 days of April 13, 2020, (iii) 500,000 shares held by Mr. Fitzgerald’s spouse and (iv) 500,000 shares held in a trust account over which Mr. Fitzgerald’s spouse has sole voting and dispositive authority.

(6)	Shares beneficially owned includes 1,359,583 shares of common stock subject to stock options exercisable within 60 days of April 13, 2020.

(7)	Shares beneficially owned includes 125,000 shares of common stock subject to stock options exercisable within 60 days of April 13, 2020.

(8)	Shares beneficially owned includes 221,000 shares of common stock subject to stock options exercisable within 60 days of April 13, 2020.

(9)	Shares beneficially owned includes 66,667 shares of common stock subject to stock options exercisable within 60 days of April 13, 2020.

(10)	Shares beneficially owned includes 54,167 shares of common stock subject to stock options exercisable within 60 days of April 13, 2020.

(11)	Shares beneficially owned includes 375,000 shares of common stock subject to stock options exercisable within 60 days of April 13, 2020.

(12)	Shares beneficially owned includes 33,333 shares of common stock subject to stock options exercisable within 60 days of April 13, 2020.

*	less than 1.0%

EXECUTIVE OFFICERS

The following table identifies our executive officers as of the date of this proxy statement, the positions they hold and the year in which they began serving as officers of CohBar. Our Board elects all of our executive officers, who hold office until their respective successors are elected and qualified.

Name	Age	Current Position(s) with CohBar	Officer Since
Steven B. Engle	65	Chief Executive Officer, Director	2019

Jeffrey F. Biunno	53	Chief Financial Officer, Secretary and Treasurer	2013

Jon L. Stern	65	Chief Operating Officer, Director	2013

Kenneth C. Cundy	61	Chief Scientific Officer	2014

(1)	Dr. Calais was engaged as the Company’s Interim Chief Executive Officer from December 7, 2018 to May 15, 2019.

For information on Steven Engle and Jon Stern’s business background, see “Nominees” under “Election of Directors” above.

Jeffrey F. Biunno joined our Company in October 2013 as Chief Financial Officer and was appointed secretary and treasurer in September 2014. Prior to joining CohBar, Mr. Biunno served as chief financial officer, secretary and treasurer of ManageIQ, Inc., a provider of global cloud IT systems management solutions, from March 2012 until its acquisition by Red Hat, Inc. in December 2012. From February 2009 until March 2012 Mr. Biunno served as vice president and worldwide controller of Dialogic Inc., a provider of mobile telecommunications network software and hardware enterprise solutions then listed on Nasdaq. Mr. Biunno founded Scalable Financial Solutions, LLC, a financial consulting firm, and operated it from March 2008 to January 2009. From February 2005 to March 2008, Mr. Biunno worked at Geller & Company, a financial services consulting firm. From 1997 to 2004, Mr. Biunno served as vice president and corporate controller of Novadigm, Inc. (NASDAQ: NVDM), an international provider of IT systems management solutions to Fortune 500 companies and government agencies. Mr. Biunno received a B.S. in accounting and an MBA in finance from Montclair State University. Mr. Biunno is a certified public accountant and a chartered global management accountant.

Kenneth C. Cundy joined our Company as Chief Scientific Officer in November 2014. From December 2012 to November, 2014, Dr. Cundy served as the chief scientific officer for XenoPort, Inc., a biopharmaceutical company focused on the development of product candidates for the potential treatment of neurological disorders. He served XenoPort, Inc. as senior vice president of preclinical and clinical sciences from 2011 to 2012, as its vice president of preclinical development from 2004 to 2011, and as its vice president of biopharmaceutics from 2000 to 2004. From 1992 to 2000, Dr. Cundy was senior director of biopharmaceutics at Gilead Sciences, Inc. Prior to Gilead Sciences, from 1988 to 1992 Dr. Cundy was principal research investigator at Sterling Drug, a pharmaceutical division of Eastman Kodak Company. He received a B.S. in pharmacy from the University of Manchester and was registered as a pharmacist in the UK. He received a Ph.D. in pharmaceutical sciences from the University of Kentucky and postdoctoral training in biochemistry at the University of California, Berkeley.

EXECUTIVE OFFICER COMPENSATION

In this section of the proxy statement we identify the material elements of our compensation programs for all of our executive officers, including an overview of our executive compensation philosophy and the processes and methodology we use in making executive pay decisions. We currently have four executive officers: our Chief Financial Officer, Chief Financial Officer, Chief Operating Officer and Chief Scientific Officer. Additionally, Dr. Calais served as our Interim Chief Executive Officer during 2019. These executives comprise our “Named Executive Officers” (NEOs) for purposes of applicable SEC disclosure regulations. Our NEOs are as follows:

Name	Current Position(s) with CohBar

Steven B. Engle	Chief Executive Officer, Director

Philippe Calais(1)	Interim Chief Executive Officer, Director

Jeffrey F. Biunno	Chief Financial Officer, Secretary and Treasurer

Jon L. Stern	Chief Operating Officer, Director

Kenneth C. Cundy	Chief Scientific Officer

(1)	Dr. Calais served as the Company’s Interim Chief Executive Officer until the appointment of Steven Engle on May 15, 2019.

Compensation Philosophy

Compensation of our executive officers is designed to provide compensation that is competitive, as well as consistent with our early stage of development. Our board recognizes the need to provide a compensation package that will attract and retain qualified and experienced executives as well as align the compensation level of each executive to that executive’s level of responsibility. Our compensation arrangements are not divided formally into long-term and short-term plans; however as a general matter our compensation programs may include shorter term incentive compensation in the form of annual cash bonuses payable on achievement of individual and Company performance goals that may be established from time to time, and longer term incentives through the grant of stock options with vesting over a period of years. We do not maintain a pension plan that provides for cash or other payments upon retirement.

Our board has not undertaken a formal evaluation of the implications of the risks associated with our compensation policies and practices. However, risk management is a consideration of our board when implementing our compensation program and the board does not believe that our compensation programs encourage unnecessary or inappropriate risk taking, including risks that are likely to have a material adverse effect on the Company.

Governance of the Company’s Executive Compensation Program

The Compensation Committee has overall responsibility for the evaluation, approval and oversight of our compensation plans, policies and programs and the total compensation of our executive officers.

The Compensation Committee has sole responsibility for determining our Chief Executive Officer’s compensation and for reviewing it with our Board. Our Chief Executive Officer provides recommendations to the Committee on compensation matters for our other executive officers. In making its recommendations, the Compensation Committee draws on survey data from subscription services and published reports, as well as on the experience of the Compensation Committee members, to identify compensation trends for companies in our industry at similar stages of development.

Base Salaries

Base salaries of our executive officers are intended to attract and retain executives (as part of the total compensation package) by providing a competitive base level of compensation. Base salaries are typically considered by the Compensation Committee on an annual basis, as well as in connection with the hiring of a new executive from outside the Company, a promotion or other changes in an incumbent executive’s job responsibilities. Base salaries of executive officers are determined by evaluating the responsibilities of the position, the experience and performance of the individual, and by reference to the competitive marketplace median for corporate executives in comparable positions (similarity in scope, duties and responsibilities).

Annual Bonuses

Each NEO is eligible to receive an annual cash bonus up to a target bonus amount expressed as a flat amount or as a percentage of such NEO’s base salary. The performance of our executives is reviewed by the Compensation Committee for an annual performance period based on the officer’s date of hire and the payment of a bonus and the amount thereof (up to the target bonus amount) is based on evaluative criteria established by the Compensation Committee. In future periods the performance of our executive officers will be evaluated and bonuses awards will be determined based on a common calendar year performance period, rather than annual periods coinciding with the original hire date of each executive. As of the date of this proxy, performance-based bonuses for our NEO’s have not been approved or paid.

The fiscal 2019 base salaries and target bonus amounts for our NEOs were as follows:

	Base Annual Salary	Target Bonus
Name and Principal Position	($)	($)
Stephen B. Engle	450,000	225,000
Chief Executive Officer
Philippe Calais(1)	340,000	68,000
Interim Chief Executive Officer, Director
Jeffrey F. Biunno	275,000	68,750
Chief Financial Officer
Jon L. Stern	285,000	99,750
Chief Operating Officer
Kenneth C. Cundy	350,000	87,500
Chief Scientific Officer

(1)	Mr. Calais’s served as the Company’s Interim Chief Executive Officer until the appointment of Steven Engle on May 15, 2019.

Stock Options

Our executive officers generally are provided an equity grant upon commencement of their employment. The Compensation Committee reviews the equity position of executive officers on a periodic basis and an additional grant may be considered following completion of the vesting term of the executive’s outstanding option awards, at the time of promotion or under other circumstances determined by the Compensation Committee. During fiscal 2019 the Company granted stock options to NEOs as follows:

Name	Grant Date	Shares Subject to Option		Exercise Price per Share
Steven B. Engle	05/16/2019	1,930,000	(1)	$2.10
Philippe Calais	05/31/2019(2)	24,000		$1.72

(1)	Total amount includes 1,500,000 options that vest based on continuous service and 430,000 that vest upon the achievement of certain performance conditions.

(2)	Awarded in connection with Dr. Calais’ service as Interim Chief Executive Officer

Employment Agreements

Steven B. Engle. We entered into an Executive Employment Agreement with Mr. Engle, dated May 6, 2019, which sets forth conditions of Mr. Engle’s at-will employment with our Company. Mr. Engle also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. Mr. Engle’s current base salary is $450,000 annually, and he is eligible under the agreement for an annual bonus of up to fifty percent (50%) of his annual salary, payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors from time to time. The Executive Employment Agreement entitles Mr. Engle to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Upon any such termination of Mr. Engle’s employment, he would be entitled to a severance payment equal to one-hundred percent (100%) of his then current base salary, and reimbursement for any COBRA coverage elected by Mr. Engle for himself and the members of his immediate family for a period of one year following such termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date would vest and become exercisable immediately.

Philippe Calais. We entered into an Interim Chief Executive Officer Agreement with Dr. Calais, dated December 6, 2018, which sets forth conditions of Dr. Calais’ at-will employment with our Company, and which was amended by an Extension Agreement, dated April 6, 2019. As amended, this agreement has a seven-month term, and Dr. Calais received a pro-rata salary based on an annualized amount of $340,000. He was eligible under the agreement for a yearly target bonus of forty percent (40%) of his base salary prorated for the term of his employment. Dr. Calais also received a stock option award (the “Initial Option Grant”) to purchase up to an aggregate of 96,000 shares of our common stock at an exercise price of $3.57 per share, which vests in four equal monthly installments subject to Dr. Calais’ continuous employment through such date. In May 2019, Dr. Calais also received a stock option award to purchase up to an aggregate of 24,000 shares of our common stock at an exercise price of $1.72 per share, which were fully vested upon grant. During his term of service, Dr. Calais was eligible to participate in the Company’s employee benefit plans. Dr. Calais Interim Chief Executive Officer Agreement expired by its terms in May 2019.

Jon L. Stern. We entered into an Executive Employment Agreement with Mr. Stern, dated April 11, 2014, which sets forth conditions of Mr. Stern’s at-will employment with our Company. Mr. Stern also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. Mr. Stern’s current base salary is $250,000 annually, and he is eligible under the agreement for an annual bonus of up to thirty-five percent (35%) of his annual salary, payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors from time to time. In July 2018, Mr. Stern’s base salary was increased to $285,000 per annum. The Executive Employment Agreement entitles Mr. Stern to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Upon any such termination of Mr. Stern’s employment he would be entitled to a severance payment equal to fifty percent (50%) of his then current base salary, and reimbursement for any COBRA coverage elected by Mr. Stern for himself and the members of his immediate family for a period of six months following such termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date would vest and become exercisable immediately.

Jeffrey F. Biunno. We entered into an Executive Employment Agreement with Mr. Biunno, dated November 27, 2013, which, as amended on July 11, 2016, sets forth certain conditions of Mr. Biunno’s at-will employment with the Company. Mr. Biunno also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. The Executive Employment Agreement entitles Mr. Biunno to a base salary of $200,000 annually, and eligibility for an annual bonus of up to $50,000 payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors. In July 2018, Mr. Biunno’s base salary was increased to $275,000 per annum and in June 2019, Mr. Biunno’s target bonus was changed to twenty five percent (25%) of his base salary. The Executive Employment Agreement entitles Mr. Biunno to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Upon any such termination of Mr. Biunno’s employment he would be entitled to a severance payment in an aggregate gross amount equal to fifty percent (50%) of his then current base salary, and reimbursement for any COBRA coverage elected by Mr. Biunno for himself and the members of his immediate family for a period of six months following such termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date would vest and become exercisable immediately.

Kenneth C. Cundy. We entered into an Executive Employment Agreement with Dr. Cundy, dated November 17, 2014, which sets forth certain conditions of Dr. Cundy’s at-will employment with the Company as the Company’s Chief Scientific Officer. Dr. Cundy also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. The Executive Employment Agreement entitles Dr. Cundy to a base salary of $300,000 annually, and eligibility for an annual bonus of up to $75,000 payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors. In July 2018, Mr. Cundy’s base salary was increased to $350,000 per annum. The Executive Employment Agreement entitles Dr. Cundy to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Upon any such termination of Dr. Cundy’s employment he would be entitled to a severance payment equal to fifty percent (50%) of his then current base salary, and reimbursement for any COBRA coverage elected by Dr. Cundy for himself and the members of his immediate family for a period of six months following such termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date would vest and become exercisable immediately. Pursuant to the Stock Option Agreement applicable to Dr. Cundy’s award and our 2011 Equity Incentive Plan if, upon or at any time following a following a change in control of the Company, Dr. Cundy’s employment is terminated without cause or he resigns for “good reason,” then vesting of all of the options subject to the option award would be accelerated.

Perquisites and Other Benefits

Historically, we have not provided significant perquisites or other personal benefits to our executive officers. Our executive officers are eligible to participate in our medical, dental, vision, 401(k), life, and disability plans and programs on substantially the same terms as eligible non-executive employees, subject to legal limits on the amounts that may be contributed or paid to executive officers under these plans. We do not have a pension plan that provides for payments to any of our executives at, following, or in connection with retirement and do not plan to establish one in the near future. In 2019, the Company made safe harbor contributions to our executive officers’ 401(k) accounts. We may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Post-Employment Obligations

Other than those provisions contained in the executive employment agreements with Messrs. Engle, Stern, Biunno and Dr. Cundy, we do not have any severance or change in control agreements with any of our executive officers. The severance provisions for Messrs. Stern and Biunno and Dr. Cundy provide that each is entitled to a severance payment equal to fifty percent (50%) of his then current annual base salary in certain events of termination. Messrs. Biunno and Stern and Dr. Cundy are each entitled to vesting acceleration of any options that would have become exercisable during the 12 months following such termination and reimbursement for any COBRA coverage elected for themselves and the members of their immediate families for a period of six months following the applicable date of termination. Upon a termination by us without cause or upon the engagement of our chief executive officer, Mr. Engle would be entitled to receive one-hundred percent (100%) of his then current base salary, reimbursement for any COBRA coverage elected by Mr. Engle for himself and the members of his immediate family for a period of one year following such termination, and all options granted under the agreement would vest and become exercisable immediately.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by, awarded to or paid to our NEOs in the years ended December 31, 2019 and 2018:

	Fiscal	Salary	Bonus(5)	Option Awards(4)	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
Steven B. Engle(1)(3)	2019	264,808	—	2,145,000	1,038	2,410,846
Chief Executive Officer	2018	—	—	—	—	—
Philippe Calais(2)	2019	139,923	68,000	28,234	—	236,157
Former Interim Chief Executive Officer	2018	7,846	28,333	1,545,212	—	1,581,391
Jon L. Stern(3)	2019	285,000	—	—	8,400	293,400
Chief Operating Officer	2018	266,154	93,625	—	—	359,779
Jeffrey F. Biunno(3)	2019	275,000	—	—	42,675	317,675
Chief Financial Officer	2018	234,615	64,375	469,263	—	768,253
Kenneth C. Cundy(3)	2019	350,000	—	—	33,273	383,273
Chief Scientific Officer	2018	323,077	88,750	—	—	411,827

(1)	Mr. Engle was appointed as our Chief Executive Officer on May 15, 2019. On May 16, 2019, Mr. Engle received options to purchase up to an aggregate of 1,930,000 shares of the Company’s common stock. 1,500,000 stock options are based on a service component and 430,000 are based on performance conditions over the subsequent two years. The Other Compensation represents safe harbor contributions to Mr. Engle’s 401(k) retirement account.

(2)	Dr. Calais was appointed as our Interim Chief Executive Officer on December 7, 2018 and was terminated on May 15, 2019 when Mr. Engle was appointed Chief Executive Officer. On May 31, 2019, Dr. Calais received options to purchase up to an aggregate of 24,000 shares of the Company’s common stock for his services rendered as CohBar’s Interim Chief Executive Officer.

(3)	Other Compensation represents safe harbor contributions to each of Messers. Stern, Biunno and Cundy’s 401(k) retirement accounts in the amount of $8,400, respectively, and to Mr. Engle’s 401(k) retirement account in the amount of $1,038.

(4)	Reflects the aggregate grant date fair value of the applicable stock option, calculated in accordance with Accounting Standards Codification Topic 718 as described in Note 3, Share-Based Payment, to our Form 10-K filed with the SEC on March 12, 2020.

(5)	Bonus amounts payable to our executive officers for the service period ended December 31, 2019 are not calculable at this time as they remain subject to the evaluation of performance criteria by the Compensation Committee, which is expected to occur in fiscal year 2020.

OPTION EXERCISES

The following table provides information regarding exercises of stock options by our NEOs during 2019.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Kenneth C. Cundy	22,019	$26,030
Jeffrey F. Biunno	20,000	$35,050

(1)	The value realized on exercise is the difference between the closing price of our common stock on the day of exercise and the exercise price of the option award. These amounts do not correspond to the actual economic value that was received by our NEOs from their exercise of the option awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following tables set forth certain information regarding outstanding stock options held by our NEOs as of December 31, 2019.

		Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date
		Exercisable (#)	Unexercisable (#)
Steven B. Engle	5/15/2019 (2)	--	1,930,000	2.10	5/15/2029

Jon L. Stern	4/11/2014	478,245	--	0.26	4/11/2024
	1/29/2017 (3)	89,583	10,417	2.40	1/29/2027
	1/29/2017 (4)	42,708	7,292	2.40	1/29/2027

Jeffrey F. Biunno	4/09/2014	344,377	--	0.26	4/09/2024
	1/29/2017 (4)	21,354	3,646	2.40	1/29/2027
	3/25/2018 (5)	26,050	98,950	5.30	3/25/2028

Kenneth C. Cundy	11/20/2014	837,981	--	0.73	11/20/2024
	1/29/2017 (4)	427,083	72,917	2.40	1/29/2027

Philippe Calais	6/6/2018 (6)	75,000	125,000	8.86	6/6/2028
	12/6/2018	96,000	--	3.57	12/6/2028
	5/31/2019	24,000	--	1.72	5/31/2029

(1)	All of the options identified are subject to the provisions of the 2011 Equity Incentive Plan and the applicable option award agreement, and have a maximum term of ten years.

(2)	The unexercisable total includes 1,500,000 shares underlying the option that vest based on continuous service with 25% vesting on May 15, 2020, and the remaining 75% vesting in 36 equal monthly installments thereafter. 430,000 shares underlying the option vest upon the achievement of certain performance conditions.

(3)	Options vest in 48 equal monthly installments beginning May 1, 2016.

(4)	Fifty percent (50%) of the shares underlying such options vested upon the certification of the achievement of applicable performance milestones on July 18, 2018, and the remaining 50% vest in 24 equal monthly installments thereafter.

(5)	Options vest in 48 equal monthly installments beginning October 31, 2017.

(6)	Options vest in 48 equal monthly installments beginning June 6, 2018.

DIRECTOR COMPENSATION

Our compensation arrangements with our directors have historically been determined on a case-by-case basis after consideration of a variety of factors, including but not limited to such director’s existing relationship with the Company, experience, and anticipated and historical contributions to the Company’s governance needs. As of May 2018, all non-employee directors receive annual cash retainers of $60,000, and in January 2019, the Compensation Committee approved the payment of annual retainers to each member of the Audit, Compensation and Governance and Nominating Committees in the amounts of $5,000, $3,000 and $1,500, respectively.

In December 2017, the board of directors approved a change in the director compensation plan pursuant to which (i) Drs. Cohen and Barzilai received an annual cash retainer of $40,000, which was subsequently raised to $60,000 in May 2018; (ii) Mr. Fitzgerald received an annual cash retainer of $40,000, plus an additional $15,000 per annum for his services as Board chairman; and (iii) Dr. Amatruda receives an annual cash retainer of $60,000. In connection with his initial appointment to the Board, Dr. Amatruda also received an award of options to purchase 200,000 shares of common stock, subject to vesting over a four year period. Each of Dr. Calais, Dr. Gardner, Mr. Greenwood and Mr. Petkevich receive an annual cash retainer of $60,000 and were awarded an option to purchase 200,000 shares of common stock, subject to vesting over a four year period.

In October 2018, the disinterested members of the Compensation Committee of the Board increased the annual compensation payable to Mr. Fitzgerald to the amount of $180,000. Mr. Fitzgerald also received base annual cash compensation of $180,000 in fiscal year 2019 and was entitled to receive an award of options to purchase shares of the Company’s common stock with an aggregate grant date fair value of $180,000, calculated in accordance with Accounting Standards Codification Topic 718. Such option grant was not approved by the Compensation Committee in 2019.

All directors are entitled to reimbursement of ordinary expenses incurred in connection with attendance at meetings of our Board.

2019 Directors Compensation

Name	Fees Earned or Paid in Cash($)	Option Awards($)(1)	Total($)

Nir Barzilai	64,125	—	64,125

Pinchas Cohen	64,125	—	64,125

Albion J. Fitzgerald	188,708	—	188,708

John Amatruda	75,833	—	75,833

Philippe Calais	30,000	28,234	58,234

Phyllis Gardner (2)	59,583	439,260	498,843

David Greenwood (3)	49,375	328,400	377,775

Misha Petkevich (4)	13,542	204,740	218,282

(1)	Reflects the aggregate grant date fair value of the applicable stock option, calculated in accordance with Accounting Standards Codification Topic 718 as described in Note 3, Share-Based Payment, to our Form 10-K filed with the SEC on March 12, 2020.

(2)	Phyllis Gardner was appointed to our board of directors in February 2019.

(3)	David Greenwood was appointed to our board of directors in April 2019.

(4)	Misha Petkevich was appointed to our board of directors in October 2019.

Outstanding Equity Awards at Fiscal Year-end

The following tables set forth certain information regarding outstanding stock options held by our directors as of December 31, 2019.

Name	Outstanding	Vested

Albion J. Fitzgerald	550,000	550,000

David Greenwood	200,000	33,333

Phyllis Gardner	200,000	41,667

Misha Petkevich	200,000	8,333

John Amatruda	200,000	100,000

Steven B. Engle	1,930,000	-

Jon L. Stern	628,245	610,536

Philippe Calais	320,000	195,000

(1)	All of the options identified are subject to the provisions of the 2011 Equity Incentive Plan and the applicable option award agreement, and have a maximum term of ten years.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS*

In connection with the consolidated financial statements for the fiscal year ended December 31, 2019, the Audit Committee has:

●	reviewed and discussed the audited consolidated financial statements with management;

●	discussed with Marcum LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees”; and

●	received the written disclosures and letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Marcum LLP its independence from us.

Based on the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and Marcum LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the 2019 fiscal year be included in our Annual Report on Form 10-K filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Respectfully Submitted,

David Greenwood
Albion J. Fitzgerald
Misha Petkevich

*	The information contained in the Report of the Audit Committee shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this proxy statement into any filings under either the Securities Act of 1933, as amended, or the Exchange Act (together the “Acts”), except to the extent CohBar specifically incorporates such report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT PUBLIC

ACCOUNTING FIRM FOR 2020

The Audit Committee has appointed Marcum LLP as our registered independent public accounting firm to audit our consolidated financial statements for the year ended December 31, 2020. Although we are not required to seek stockholder approval of this appointment, the Board has determined it to be sound corporate governance to do so. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible basis for the negative vote and will reconsider the appointment in light of the results of its investigation.

We have employed Marcum LLP as our registered independent public accounting firm since 2014. A representative of Marcum LLP is expected to be present at the annual stockholders’ meeting. The representative will be given the opportunity to make a statement on behalf of Marcum LLP if the representative so desires, and the representative will be available to respond to appropriate stockholder questions.

We understand the need for Marcum LLP to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Marcum LLP, the Audit Committee has restricted the non-audit services that Marcum LLP may provide. It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services provided by our independent auditors.

Under these policies, with Audit Committee pre-approval, we may use Marcum LLP for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that we engage Marcum LLP to undertake to provide assurances on matters not required by laws or regulations.

The aggregate fees and expenses billed, or expected to be billed, for professional services rendered by Marcum LLP for the years ended December 31, 2019 and 2018 were as follows:

Type	2019	2018
Audit Fees (1)	$105,150	$103,431
Audit Related Fees (2)	--	23,553
Tax Fees (3)	11,050	11,860
Total Fees	$116,200	$138,844

(1)	Audit Fees consist of fees billed and expected to be billed for services rendered for the audits of our financial statements for the fiscal years ended December 31, 2019 and 2018 and reviews of interim financial statements.

(2)	Audit Related Fees include fees billed for services related to registration statements filed with the SEC in 2018.

(3)	Tax Fees consist of fees billed for professional services related to preparation of our U.S. federal and state income tax returns and tax advice.

Tax services in 2019 and 2018 were pre-approved by the Audit Committee of our Board of Directors.  All future permitted audit, audit-related, tax and other services that the independent auditors may perform are expected to be pre-approved in accordance with pre-approval policies and procedures adopted by our audit committee pursuant to that committee’s charter, as amended or modified from time to time.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3:

APPROVAL OF AMENDMENT TO

THE COMPANY’S AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

Background

Our 2011 Equity Incentive Plan, as amended and restated (the “2011 Plan”), allows us to nonstatutory stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards to our employees, officers and directors as well as incentive stock options (“ISOs”) to our employees and officers.

We believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel. Our headquarters is located in Silicon Valley where we must compete with many companies for a limited pool of talented people. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward.

A full copy of the 2011 Plan, including the proposed amendment, is attached to this proxy statement as Annex A. Members of our Board and our named executive officers have an interest in this proposal because they are eligible to receive awards under the 2011 Plan.

Summary of the Proposal

The 2011 Plan was originally adopted by our Board of Directors and approved by our stockholders on January 3, 2012. The Amended and Restated 2011 Plan was adopted by our Board of Directors on November 3, 2014 and approved by our stockholders on December 15, 2014. Amendments to the 2011 Plan were adopted by our Board of Directors on April 11, 2017, and on April 20, 2018, and approved by our stockholders on June 15, 2017 and June 19, 2018, respectively (the “Plan Amendments”). These increases made to the 2011 Plan were made to in response to the growth of the company and to allow us to offer a competitive equity package to new hires. The 2011 Plan reserves up to 10,000,000 shares of our common stock for issuance in connection with awards thereunder.

Our Board of Directors approved an amendment to the 2011 Plan on April 7, 2020, subject to approval by our stockholders at our 2020 annual meeting. We are seeking stockholder approval of an amendment to the 2011 Plan to increase the number of shares reserved for issuance thereunder by 4,000,000 and to set the maximum number of shares that may be issued as ISOs at 30,000,000 shares. After giving effect to the increase there would be 5,065,566 total shares reserved for issuance under the 2011 Plan (including shares reserved for issuance under currently outstanding stock options). If the amendment to the 2011 Plan is not approved by stockholders, the aggregate number of shares reserved under the 2011 Plan will remain as is and the 2011 Plan will continue in effect, as is and terminates on June 19, 2028 unless earlier terminated by the board of directors..

The Importance of the Proposed Increase in Shares

We believe the ability to grant competitive equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward. If we are unable to offer competitive equity packages to hire, retain and motivate employees, especially our senior officers, this could significantly hamper our plans for growth and adversely affect our ability to operate our business. In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent.

The 2011 Plan

The material terms of the 2011 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2011 Plan and proposed amendment, each of which attached as Annex A to this proxy statement.

Shares Available for Awards. There are currently 10,000,000 shares of our common stock reserved for issuance under the 2011 Plan. As of the date hereof there were outstanding options to purchase 7,685,377 shares of our common stock with a weighted average exercise price of $2.16 and 1,065,566 shares of our common stock remained available for issuance under the 2011 Plan. Any shares that are forfeited back to, or repurchased by, the Company following a failure to vest will return to the number of shares available for issuance under the 2011 Plan. In addition, any shares that are subject to awards that are settled in cash and not issued, or are reacquired by Company as payment of the exercise price or in satisfaction tax withholding obligations in connection with the exercise or settlement of any award will also return to the number of shares available for issuance under the 2011 Plan.

Eligibility. Awards may be granted to our employees, directors, and consultants, except that only our employees are eligible to receive incentive stock options. As of the date hereof, there are approximately 13 employees, 4 members of our Scientific Advisory Board and contractors and 8 non-employee directors who are eligible to participate in the 2011 Plan.

Administration. The 2011 Plan provides that it shall be administered by our board of directors or a committee appointed by our board of directors, which shall be constituted to comply with laws, regulations or the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted related to the administration of stock option plans. The compensation committee acts as the administrator of our 2011 Plan. The compensation committee has the full and final power and authority to determine the terms of awards under the 2011 Plan, including designating the persons who will receive awards, the types of awards that will be granted, the fair market value of the shares of common stock underlying each option granted to each participant if the shares are not listed on an exchange or regularly quoted by a recognized securities dealer, and the terms, conditions and restrictions applicable to each award and the underlying shares.

Stock Options. Under our 2011 Plan, the administrator may grant employee participants options to purchase shares of our common stock. Options may in the form of incentive stock options, which are intended qualify for special tax treatment under U.S. tax law and may be granted only to employees, or nonqualified stock options which may be granted to any participants. The administrator establishes the duration of each option at the time such option is granted, with a maximum duration of 10 years from the effective date of the grant; provided, however, that an incentive stock option granted to a participant who owns, at the time the option is granted, more than 10% of the total combined voting power of all classes of our stock may not have a term in excess of 5 years. The administrator also establishes any vesting requirements, including performance criteria or continued service, provided that options granted to non-exempt employees of the Company may not vest until at least a minimum period of six-months following the date of grant and options granted to persons retained to provide investor relations activities (as contemplated by the rules of the TSX Venture Exchange, upon which the Company’s shares were previously listed) may vest at rate of no more than 25% in any three-month period. Options may be exercisable prior to vesting to the extent provided by the administrator.

The administrator also establishes the exercise price of options on the date such options are granted. Incentive stock options must have an exercise price per share that is not less than the fair market value of a share of our common stock on the grant date, and in the case of grants of incentive stock options to an employee who owns, at the time the option is granted, more than 10% of the total combined voting power of all classes of our stock, the exercise price may not be less than 110% of the fair value. The method of payment of the exercise price for shares being purchased pursuant to a stock option is determined by the administrator. Unless otherwise determined by the administrator and included in the participant’s stock option agreement, after the termination of the participant’s employment or service, such participant may exercise the vested portion of his or her option for three-months, except that if the termination results from the participant’s death or disability the exercise period is 12 months; provided in each case, that the option may not be exercisable beyond its original term.

Other Awards. The 2011 also permits the grant of (i) stock appreciation rights (“SARs”), which provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares; (ii) restricted stock awards, pursuant to which holders are offered an opportunity to purchase shares of our common stock subject to certain restrictions; and (iii) restricted stock unit awards which represent the right to receive shares of our common stock at a specified date in the future. SARs, restricted stock awards and restricted stock units may be subject to vesting terms based on the achievement of performance criteria or continued service. As of the date hereof, there are no SARs, shares of restricted stock or RSUs outstanding under the 2011 Plan.

Adjustment of Shares. The number of shares subject to issuance pursuant to any award or reserved for issuance pursuant to the 2011 Plan is subject to adjustment in order to prevent diminution or enlargement of benefits intended to be made available under the plan in the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of our common stock, or our other securities, or other change of our corporate structure that affects our corporate structure.

Change in Control Provisions. In the event of a change in control or certain other qualifying corporate transactions, the Board may provide for any one or more of the following with respect to awards granted under the 2011 Plan except as may be otherwise set forth in an individual award agreement: (i) the assumption or substitution of such award by a successor entity; (ii) accelerated vesting and the lapse of any restrictions with respect to such awards; (iii) payment in respect of such awards on the same basis as paid to stockholders generally, and (iv) the cancellation of any unvested or unexercised awards in exchange for such cash consideration as the Board may deem appropriate.

The 2011 Plan generally defines a change in control as the occurrence, in a single transaction or a series of related transactions of any of the following events: (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities that represent 50% or more of the total voting power represented by all of our then-outstanding voting securities (except for any such change in beneficial ownership occurring as a result of a private financing transaction that was approved by our board of directors); (ii) a merger, consolidation or similar transaction after consummation of which our stockholders immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of our assets.

Transferability; Compliance with Applicable Laws. Unless our board of directors determines otherwise, and subject to applicable laws and exchange rules, a participant may not sell, pledge, assign, transfer or otherwise dispose of any award right other than by will or the laws of descent and distribution, and the option or restricted stock purchase right may be exercised during the lifetime of the participant only by the participant. No shares of our common stock may be issued upon the exercise of an award unless such exercise and issuance, and the delivery to the participant of the shares of our common stock underlying such award, comply with all laws, regulations or the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted related to the administration of stock option plans.

Repricing; Exchange of Awards. Subject to the policies of the applicable listing exchange on which the Company’s shares are traded, and if required by such policies, approval of the stockholders of the Company, the Board may also reduce the exercise price of any option or SAR or provide for the cancellation of any option or SAR in exchange for another award; provided that the Board may not amend the terms of any option held by an “insider” (as defined by applicable exchange listing rules) of the Company except to the extent expressly set forth in the 2011 Plan.

Amendment and Termination. Our board of directors may amend, alter, suspend or terminate the 2011 Plan, provided however, that any such change that would adversely affect the holder of a previously granted award requires the holder’s written consent, and provided further that stockholder approval is required for any amendment to the extent necessary or desirable to comply with laws, regulations or the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted related to the administration of stock option plans.

Certain United States Federal Income Tax Matters

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2011 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Options. Under present law, an optionee will not recognize any taxable income on the date a non-qualified option (“NSO”) is granted pursuant to the 2011 Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of Company common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company is entitled to receive an income tax deduction in the year in which NSOs are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must comply with applicable tax withholding requirements.

Incentive stock options (“ISOs”) granted under the 2011 Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option’s grant until three months before the date of exercise been an employee of the Company provided that the optionee may be subject to alternative minimum tax. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an ISO. Upon the sale of the shares, any resulting gain or loss will either be a capital gain or loss or ordinary income, depending upon whether the optionee holds the shares for the statutorily required period (more than two years from the date of grant and more than one year from the date of exercise). If the shares are not held for the statutorily required period, the optionee will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the underlying Company common stock on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be gain. Different and complex rules may apply to incentive stock options that are early exercisable, and optionees holding any such awards to seek the advice of their own tax counsel.

Stock Appreciation Rights. Generally, a recipient of a SAR will recognize compensation taxable as ordinary income equal to the value of the shares of Company common stock or the cash received in the year that the stock appreciation right is exercised. The Company normally will be entitled to receive a corresponding deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income and must comply with applicable tax withholding requirements.

Restricted Stock Awards. Generally, no income is taxable to the recipient of a restricted stock award in the year that the award is granted. Instead, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the risks of forfeiture restrictions lapse (less any amounts paid for such shares, if any). Alternatively, if a recipient makes an election under Section 83(b) of the Internal Revenue Code, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of transfer of the award to the recipient and gain or loss resulting from subsequent sale of the shares will be treated as a capital gain or loss. The Company normally will receive a corresponding deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income and must comply with applicable tax withholding requirements.

Restricted Stock Units. A recipient of stock units will generally recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the stock units on the vesting date(s). The Company normally will receive a corresponding deduction at the time of vesting, equal to the amount of compensation the recipient is required to recognize as ordinary taxable income and must comply with applicable tax withholding requirements.

Code Section 162(m). Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. While our compensation committee considers the deductibility of awards as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Code Section 409A. We intend that awards granted under the 2011 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

New Plan Benefits under the 2011 Plan

Except for the annual awards to our non-employee directors described in “Awards to Non-Employee Directors” above, the 2011 Plan administrator, in its discretion, selects the person(s) to whom awards may be granted and the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual(s) in the future.

History of Grants Under the 2011 Plan

From the inception of the 2011 Plan through April 13, 2020, options to purchase a total of 9,800,029 shares had been granted under the 2011 Plan, 1,249,057 of which had been exercised and 1,065,566 of which remained outstanding. The options outstanding as of April 13, 2020, had a weighted-average exercise price of $2.16 per share. The closing price per share of our common stock as reported by Nasdaq on the April 13, 2020, was $[____]. The following table summarizes the grants made to our named executive officers, all current executive officers as a group, all current non-employee directors as a group, and all current employees (excluding our executive officers and directors) as a group, from the inception of the 2011 Plan through April 13, 2020:

Name and Position	Number of Options Granted
Steven B. Engle, Chief Executive Officer	1,930,000
Philippe Calais, Interim Chief Executive Officer	320,000
Jon L. Stern, Chief Operating Officer	628,245
Jeffrey F. Biunno, Chief Financial Officer	514,377
Kenneth C. Cundy, Chief Scientific Officer	1,360,000
All current executive officers as a group (4) persons	4,432,622
All current non-employee directors as a group (8) persons	1,670,000
All current employees as a group (excluding executive officers and directors)	699,000

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE FOREGOING AMENDMENT TO THE COHBAR, INC. AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 4:

APPROVAL OF AMENDMENT TO INCREASE AUTHORIZED COMMON STOCK

Our Board of Directors has adopted resolutions approving, declaring advisable and recommending that our stockholders approve, an amendment to our Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 180,000,000. The increase in our number of authorized shares of common stock would become effective upon the filing of an amendment to our certificate of incorporation. The full text of the preamble of Article IV of our certificate of incorporation, as proposed to be amended, is as follows:

The Company is authorized to issue two (2) classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 185,000,000 shares, $0.001 par value per share. 180,000,000 shares shall be Common Stock and 5,000,000 shares shall be Preferred Stock.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Company.

Current Capitalization

As of the record date, our capitalization was as follows:

●	shares of our common stock were issued and outstanding;

●	shares of our common stock were subject to outstanding equity awards;

●	shares of our common stock were reserved for issuance under our Amended and Restated 2011 Equity Incentive Plan, as amended;

●	shares of our common stock were reserved for issuance under our Employee Stock Purchase Plan; and

●	shares of shares of our common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $2.40.

Based on the above capitalization information,             shares of our currently authorized common stock remain unissued and unreserved and available for future issuance as of the record date.

Purpose of the Amendment

Our Board of Directors has determined that it would be in our best interests to increase the number of authorized shares of common stock in order to provide our company with the flexibility to pursue all finance and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, and to provide appropriate equity incentives for our employees over time, without the need to obtain additional stockholder approvals. There are currently no formal proposals or agreements that would require an increase in our authorized shares of common stock, and at present our Board of Directors has no immediate plans, arrangements or understandings to issue the additional shares of common stock. Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock. Our directors and executive officers have an interest in this proposal by virtue of their being eligible to receive equity awards under our equity incentive plan.

Potential Adverse Effects of the Amendment

At present, our Board of Directors has no immediate plans, arrangements or understandings to issue the additional shares of common stock. However, it desires to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees. The issuance of additional shares of common stock in the future will have the effect of diluting earnings per share, voting power and common shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of our company. The shares will be available for issuance by our board of directors for proper corporate purposes, including but not limited to, stock dividends, acquisitions, financings and equity compensation plans. Our management believes the increase in authorized share capital is in the best interests of our company and our stockholders and recommends that the stockholders approve the increase in authorized share capital.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our certificate of incorporation.

Procedure for Effecting the Amendment

If the proposed amendment is approved and adopted by our stockholders at the Annual Meeting, it will become effective upon filing with the Secretary of State of the State of Delaware a certificate of amendment to our certificate of incorporation. Subject to the discretion of our Board of Directors, which could elect to abandon the amendment at any time before or after stockholder approval, we expect to file the certificate of amendment with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.

Vote Required

The affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date will be required to approve the Authorized Common Stock Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE FOREGOING AMENDMENT TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any other matters that may come before the annual meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the annual meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting of Stockholders, a copy of our Annual Report on Form 10-K as filed with the SEC for our fiscal year ended December 31, 2019. Written requests should be mailed to CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025, Attn: Company Secretary.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual stockholders’ meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it to be received by June 16, 2020 in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

Jeffrey F. Biunno Secretary

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000460006_1 R1.0.1.18

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00 0 00 0 00000460006_1 R1.0.1.18For Withhold For AllAll All ExceptThe Board of Directors recommends you vote FORthe following:1. Election of DirectorsNominees01) Albion J. Fitzgerald 02) Dr. Nir Barzilai 03) Dr. Pinchas Cohen 04) Jon L. Stern 05) Steven B. Engle06) Misha Petkevich 07) Dr. Phyllis Gardner 08) David GreenwoodCOHBAR, INC.1455 ADAMS DRIVESUITE 2050MENLO PARK, CA 94025VOTE BY INTERNET - www.proxyvote.comBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time on June 15, 2020. Have your proxy card inhand when you access the web site and follow the instructions to obtain your records andto create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CWBR2020You may attend the Meeting via the Internet and also vote during the Meeting. Pleasehave the information that is printed in the box marked by the arrow readily available andfollow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon June 15, 2020. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain2. To ratify the Audit Committee's appointment of Marcum LLP as the Company's independent registered publicaccounting firm for the year ending December 31, 2020.3. To approve an amendment to the Company's Amended and Restated 2011 Equity Incentive Plan.4. To approve an amendment to the Company's Third Amended and Restated Certificate of Incorportation.NOTE: To consider and act upon any other matter which may properly come before the annual meeting or anyadjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name, by authorized officer.0000460006_2 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Shareholder Letter and Form 10-K are available at www.proxyvote.comCOHBAR, INC.Annual Meeting of ShareholdersJune 16, 2020 10:30 AM, PDTThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Steven Engle and Jeff Biunno, or either of them, as proxies, each with thepower to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on thereverse side of this ballot, all of the shares of common stock of COHBAR, INC. that the shareholder(s) is/areentitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM, PDT on June 16, 2020, and anyadjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction ismade, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side